UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2024

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, on August 1, 2024, Arcosa, Inc. (“Arcosa”) announced its agreement to acquire the construction materials business of Stavola Holding Corporation and its affiliated entities for $1.2 billion in cash (the “Transaction”), subject to customary purchase price adjustments. On August 6, 2024, Arcosa announced the launch of a proposed senior secured Term Loan B Facility due 2031 in an aggregate principal amount of up to $700.0 million (the “Term Loan”). On August 12, 2024, Arcosa announced the launch and pricing of $600.0 million in aggregate principal amount of its 6.875% senior unsecured notes due 2032 (the “Notes”).
On August 15, 2024, Arcosa entered into Amendment No. 1 (the “Credit Facility Amendment”) to Arcosa’s existing Second Amended and Restated Credit Agreement dated as of August 23, 2023 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Credit Facility Amendment, the “Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A, as administrative agent. The Credit Facility Amendment amends the Existing Credit Agreement to, among other things, (a) permit the consummation of the Transaction, (b) permit the Notes and (c) subject to satisfaction or waiver of certain conditions precedent, including the concurrent closing of the Transaction (the “Amendment Conditions”): (1) provide for the Term Loan as part of the Credit Agreement; (2) increase the revolving commitments under the Credit Agreement from $600.0 million to $700.0 million (the existing revolving facility under the Credit Agreement as so increased, the “Revolving Credit Facility”); and (3) add substantially all of Arcosa’s and its subsidiary guarantors’ personal property (subject to certain exceptions) as collateral to secure the obligations under the Credit Agreement (together with cash management, hedging and other customary obligations owed to lenders and their affiliates).
To the extent that the Amendment Conditions are satisfied, the Credit Facility Amendment provides that the Term Loan will: (a) be in an aggregate principal amount of up to $700.0 million; (b) require quarterly principal amortization payments in an amount equal to 0.25% of the aggregate principal amount of the initial Term Loan, with the balance owed on the seventh anniversary of the initial funding of the Term Loan; (c) require annual excess cash flow prepayments, initially requiring annual prepayments of 50% of excess cash flow, with step downs to 25% and 0% of excess cash flow when Arcosa’s consolidated secured net leverage ratio is less than or equal to 2.50 to 1.00 and 2.00 to 1.00, respectively; (d) require other customary mandatory prepayments with the proceeds of certain asset sales and debt issuances; and (e) have a variable interest rate based, at Arcosa’s option, on the Secured Overnight Financing Rate (“SOFR”) plus 2.25% per annum, or an alternate base rate, plus 1.25% per annum. If Arcosa either (i) makes a prepayment of the loans under the Term Loan in connection with a repricing transaction or (ii) effects any amendment to the Credit Agreement resulting in a repricing transaction, in either case within six months after the initial funding of the Term Loan, Arcosa will pay a 1.0% premium on such prepaid amount or on the amount outstanding at the time such repricing transaction amendment becomes effective. Otherwise, the Term Loan may be prepaid, in full or in part, at any time without premium or penalty (other than customary SOFR-related breakage costs).
To the extent that the Amendment Conditions are satisfied, the Credit Facility Amendment provides that with respect to the Revolving Credit Facility: (a) the revolving commitments under the Credit Agreement will be increased from $600.0 million to $700.0 million; (b) the applicable margin for borrowings, letters of credit and the commitment fee rate will be based on Arcosa’s consolidated net leverage ratio (permitting up to $150.0 million of unrestricted cash to be netted from the calculation thereof); (c) the margin for SOFR-based borrowings and the letter of credit rate will range from 1.25% to 2.50% per annum; (d) the margin for base rate borrowings will range from 0.25% to 1.50%; (e) a commitment fee will accrue on the average daily unused portion of the Revolving Credit Facility at the rate of 0.20% to 0.45%; and (f) the maximum permitted leverage ratio under the Revolving Credit Facility will be modified to include a net debt concept (permitting up to $150.0 million of unrestricted cash to be netted from the calculation thereof), and such ratio shall be no greater than: 5.00 to 1.00 during the fiscal quarter in which the Transaction closes and the next two fiscal quarters; 4.50 to 1.00 for the next following two fiscal quarters; and 4.00 to 1.00 for each fiscal quarter thereafter (provided, that this maximum permitted leverage ratio may, from time to time, be increased to 4.50 to 1.00 for up to four fiscal quarters if a material acquisition is entered into).

The net proceeds of the Term Loan, together with the net proceeds of the Notes, will be used by Arcosa to finance the Transaction and pay related fees and expenses, with any remaining proceeds being used to repay borrowings under the Revolving Credit Facility.
The description of the Credit Facility Amendment set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Credit Facility Amendment, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. Except for the amendments to the Existing Credit Agreement to permit the Transaction and the Notes, the Credit Facility Amendment will not become effective unless and until the Amendment Conditions are satisfied.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 15, 2024, among Arcosa, Inc., as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

August 19, 2024	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer